Exhibit 10.24
EURONET WORLDWIDE, INC.
STOCK OPTION PLAN
(As Last Amended and Restated in January 2009)
     1. Purpose
          This Stock Option Plan (the “Plan”) for Euronet Worldwide, Inc. (the “Company”) is intended to provide incentive (i) to officers and other key employees of the Company and (ii) to certain non-employee Directors and independent contractors providing services to the Company by providing those persons with opportunities to purchase shares of the Company’s Common Stock under (a) incentive stock options (“Incentive Stock Options”) as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended and (b) other stock options (“Non-Qualified Options”).
     2. Definitions
          As used in this Plan, the following words and phrases shall have the meanings indicated:
     (a) “Board” shall mean the Board of Directors of the Company.
     (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (c) “Committee” shall mean the Option Committee of the Board.
          (d) “Common Stock” shall mean the Common Stock, $0.02 par value, of the Company.
     (e) “Company” shall mean Euronet Worldwide, Inc., a Delaware corporation.
     (f) “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall make such determinations of value at least once annually.
     (g) “Good Reason” shall mean any of the following events, which has not been either consented to in advance by the Participant in writing or cured by the Company within a reasonable period of time not to exceed 30 days after the Participant provides written notice thereof: (i) the requirement that the Participant’s principal service for the Company be performed more than 30 miles from the Participant’s primary office as of an Accelerating Event (as defined in Section 12 hereof), (ii) other than as part of an across-the-board reduction affecting all similarly-situated employees, a material reduction in the Participant’s base compensation in effect immediately before the Accelerating Event; (iii) other than as part of an across-the-board reduction affecting all similarly-situated employees, the failure by the Company to continue to provide the Participant with the same level of overall compensation and benefits provided immediately before the Accelerating Event, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit; (iv) the assignment to the Participant of duties and responsibilities materially different from those associated with his position immediately before the Accelerating Event; or (v) a material diminution or reduction, on or after an Accelerating Event, in the Participant’s responsibilities or authority, including reporting responsibilities in connection with the Participant’s service with the Company.
     (h) “Group of Persons” — a “group” as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).
     (i) “Incentive Stock Option” means one or more Options to purchase Common Stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.
     (j) “Non-Qualified Option” shall mean any Option that is not an Incentive Stock Option.
     (k) “Option Price” shall mean the purchase price of shares of Common Stock covered by an Option.
     (l) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (m) “Plan” shall mean this Stock Option Plan.
     (n) “Option” shall mean any option issued pursuant to this Plan.

     (o) “Optionee” shall mean any person to whom an Option is granted under this Plan.
     (p) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (q) “Ten Percent Shareholder” shall mean an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.
3. General Administration.
     (a) The Plan shall be administered by the Committee.
     (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the Option Price; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.
     (c) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.
4. Granting of Options
     Options may be granted under the Plan at any time prior to February 1, 2008.
5. Eligibility
     (a) The Committee may grant Awards to any director, officer, key employee or outside consultant of the Company or any Subsidiary, as well as to any prospective director, officer, key employee, or outside consultant of the Company or any Subsidiary as an inducement for such person to perform services for the Company or any Subsidiary; provided that an Award Agreement may contain terms and conditions providing for the termination of an inducement Award in the event that a recipient thereof is not retained to perform services for the Company with the period specified therein. In determining from time to time the officers and employees to whom

Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective officers and employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
     (b) At the time of the grant of each Option under the Plan, the Committee shall determine whether or not such Option is to be designated an Incentive Stock Option. Incentive Stock Options shall not be granted to a director or a consultant who is not an employee of the Company. The length of the exercise period of Incentive Stock Options shall be governed by Section 7(e)(2) of the Plan; the exercise period of all other Options will be governed by Section 7(e)(3).
     (c) An Option designated as an Incentive Stock Option can, prior to its exercise, be changed to a Non-Qualified Option if the Optionee consents to amend his Option Agreement to provide that the exercise period of such Option will be governed by Section 7(e)(2) of the Plan.
6. Stock
     The stock subject to the Options shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall be 2,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 7(j) hereof. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan in the following year.
7. Terms and Conditions of Options
     Each Option granted pursuant to the Plan shall be evidenced by Option Agreements in such forms as the Committee may from time to time approve. Options shall comply with and be subject to the following terms and conditions:
     (a) Option Price. Each Option shall state the Option Price, which in the case of Incentive Stock Options shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one hundred ten percent (110%) of such fair market value. The Option Price per share for Non-Qualified Options shall also not be less than the Fair Market Value value of a share of Common Stock on the effective date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 7(j) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall generally be considered the day on which such Option is granted. However, the

Committee may, in its sole discretion, grant a series of sequential Options to an Optionee pursuant to a single resolution adopted by the Committee. Such a series of sequential Options will be treated as granted as of the specific future dates designated by the Committee and such Options will have an Option Price determined in each case by reference to the Fair Market Value of Common Stock as of the respective future dates as of which the Options are deemed granted. For example, as of May 15, 1998, the Committee could, in its sole discretion, grant a series of Options to an Optionee equal to 1,000 shares of Common Stock which could be deemed by the Committee to be granted at the rate of 250 shares as of June 1, 1998 and at the the rate of 250 shares as of the first day of each of the next three calendar months thereafter for an Option Price in each case equivalent to the Fair Market Value of 250 shares of Common Stock as of each of the deemed grant days.
     (b) Restrictions. Any Common Stock issued under the Plan may contain restrictions including, but not limited to, limitations on transferability, as the Committee may determine.
     (c) Value of Shares. Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000.
     (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in shares of Common Stock having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares, provided that any shares of Common Stock used to pay the Option Price must have been held by the Optionee for no less than six (6) months.
     In addition to the foregoing, the Option Price for a Non-Qualified Option may, subject to procedures approved by the Board, be paid by any of the following methods:
(i)	through the sale of the Common Stock acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Optionee by reason of such exercise,

(ii)	through simultaneous sale through a broker of Common Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,

(iii)	in lieu of delivering shares of Common Stock having a Fair Market Value in the aggregate equal to such Option Price, as provided above, by submitting to the Company a statement affirming ownership by the Optionee of such number of shares of Common Stock and request that such shares, although not actually surrendered, be deemed to have been surrendered by the Optionee as payment of the exercise price, or

(iv)	by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of shares of Common Stock upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price.
     (e) Term and Exercise of Options.
          (1) Unless the applicable Option Agreement otherwise provides, each Option granted to an independent contractor performing services for the Company shall be vested immediately and each Option granted to an employee or Director shall become vested and first exercisable in the following installments:

Anniversary
Date of Grant	Percentage Exercisable

Less than One	0%
One	20%
Two	40%
Three	60%
Four	80%
Five	100%
          (2) Incentive Stock Options shall be exercisable over the exercise period specified by the Committee in the Option Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five (5) years from the date of grant of such Option. Non-Qualified Options shall be exercisable over a period not to exceed ten (10) years. The exercise period of any Option shall be subject to earlier termination as provided in Section 7(g) and 7(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided that an Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(f) Dividend Equivalency
Any Option may, in the discretion of the Committee, provide for dividend equivalency rights under which the Optionee shall be entitled to additional payments, in the nature of compensation, equal to the amount of dividends which would have been paid, during the period such Option is held, on the number of shares of Common Stock equal to the number of shares subject to such Option.
(g) Termination of Employment. Except as provided in this Section 7(g) and Section 7(h) hereof and except with respect to Options granted to an independent contractor performing services for the Company, an Option may only be exercised by persons who are employees or of the Company or any Parent or Subsidiary of the Company (or a corporation or a Parent or Subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 425(a) of the Code applies), who have remained continuously, a director or so employed since the date of grant of the Option. In the event all association of an Optionee with the Company (as an employee or director) shall terminate (other than by reason of death), all Options or unexercised portions thereof granted to such Optionee which are then exercisable may, unless earlier terminated in accordance with their terms, be exercised within sixty (60) days after such termination; provided, however, that if the association of the Optionee with the Company shall terminate for “cause” (as determined by the Committee), all Options theretofore granted to such Optionee shall, to the extent not theretofore exercised, terminate forthwith, and provided further that the Committee may, on a case by case basis, permit extension of the period of time within which an Optionee may exercise Options beyond such 60 day period. A bona fide leave of absence shall not be considered a termination or break in continuity of employment for any purpose of the Plan so long as the period of such leave does not exceed ninety (90) days or such longer period during which the Optionee’s right to reemployment is guaranteed by statute or by contract. Where the period of such leave exceeds ninety (90) days and the Optionee’s right to reemployment is not guaranteed, the Optionee’s employment will be deemed to have terminated on the ninety-first (1st) day of such leave. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an employee any right to continue in the employ of the Company or any of its divisions or Parent or Subsidiaries or interfere in any way with the right of the Company or any such divisions or Parent or Subsidiary to terminate or change the terms of such employment at any time.
(h) Death of Optionee. If an Optionee who was an outside consultant when his Option was granted shall die, all Options heretofore granted to such Optionee may be exercised at any time during the remaining period of their terms by the personal representative of the Optionee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death of the Optionee. If an Optionee shall die while a director of or employed by the Company or any Parent or Subsidiary of the Company, all Options theretofore granted to such Optionee may, unless earlier terminated in accordance with their terms and to the extent already vested and exercisable, be exercised by the Optionee or by the Optionee’s beneficiary or personal representative of the Optionee’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of death of the Optionee, at any time within one year after the date of death of the Optionee.
(i) Nontransferability of Options. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the preceding sentence, the Committee, in its sole discretion, may permit the assignment or transfer of a Non-Qualified Option and the exercise thereof by a person other than an Optionee, on such terms and conditions as the Committee may determine.
(j) Effect of Certain Changes.
     (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.
     (2) In the event of a proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including but not limited to, a split-up, a split-off or spin-off, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolutions or liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided, however, that no less than thirty (30) days’ written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

     (3) If while unexercised or unvested Options remain outstanding under the Plan (i) the Company executes a definitive agreement to merge or consolidate with or into another corporation or to sell or otherwise dispose of substantially all its assts, or (ii) more than 50% of the Company’s then outstanding voting stock is acquired by any person or Group of Persons (any such event being an “Accelerating Event”), then from and after any later date on which a Participant’s service with the Company (including any successor) terminated involuntary or for Good Reason (any such date being referred to herein as the “Acceleration Date”), all Options granted to the Participants shall be exercisable and vested in full, whether or not otherwise exercisable or vested. Following the Acceleration Date, (a) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof, and (b) the Committee may, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment in an amount per share subject to any such option determined by the Committee in its sole discretion, but not less than the difference between the Option Price per share and the Fair Market Value per share of Common stock on the Acceleration Date.
     (4) Paragraphs (2) and (3) of this Section 7(i) shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities or any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option might have been exercised upon such reclassification, change, consolidation or merger.
     (5) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.
     (6) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.
     (7) Except as hereinbefore expressly provided in this Section 7(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of shares of Common Stock subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     (j) Rights as a Shareholder. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(i) or Section 7(f) hereof.
     (k) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option and (ii) the inclusion of any condition not inconsistent with an Option designated by the Committee as an Incentive Stock Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws. In furtherance of the foregoing, at the time of any exercise of an Option, the Committee may, if it shall determine it necessary or desirable for any reason, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee’s present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. An Optionee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option.
8. Agreement by Optionee Regarding Withholding Taxes
     (a) No later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and
     (b) The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option.
     Without limitation and with respect to Non-Qualified Options, the Company may permit the Optionee to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares of Common Stock otherwise issuable to the Optionee, shares having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Optionee. For non-employees, including non-employee directors, the Company may also permit the Optionee to transfer to the Company or have the Company withhold from shares of Common Stock otherwise issuable to the Optionee, an amount of shares determined by the Optionee necessary to cover applicable federal, state or local income or self-employment taxes relating to the exercise, vesting or payment of the Option. All elections shall be subject to the approval or disapproval of the Committee or its delegate. The value of shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any such elections by Optionee to have shares of Common Stock withheld for this purpose will be subject to the following restrictions:
(a)	All elections must be made prior to the Tax Date;

(b)	All elections shall be irrevocable; and

(c)	If the Optionee is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Optionee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Common Stock to satisfy such tax withholding obligation.

9. Term of Plan
     Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date on which the Plan is adopted by the Board, provided that no Options granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders.
10. Savings Clause
     Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.
11. Amendment and Termination of the Plan
     The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock voting at a meeting at which a quorum is present, except that any such increase or modification that may result from adjustments authorized by Section 7(i) hereof shall not require such approval. Except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted unless the written consent of the Optionee is obtained.
12. Nonexclusivity of the Plan
     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

13. Nature of Payments
     (a) All Options granted shall be in consideration of services performed for the Company by the Optionee.
     (b) All Options granted shall constitute a special incentive benefit to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Optionee, unless such plan or agreement specifically otherwise provides.
14. Nonuniform Determinations
The Committee’s determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into nonuniform and selective Option Agreements, as to the persons to receive Options and the terms and conditions of Options.
15. Section Headings
The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.